EXHIBIT 11

               		 ABATIX ENVIRONMENTAL CORP. AND SUBSIDIARY

               		     Computation Re Per Share Earnings

                 					       Three Months Ended         Nine Months Ended
                         					  September 30,              September 30,
                          ------------------------   ------------------------
                 					        1995         1994          1995         1994
                          -----------  -----------   -----------  -----------
Average shares outstanding:
Primary:
 Common shares outstanding,
  beginning of period       2,319,748    2,275,918     2,319,748    2,275,918
 Weighted average number
  of shares issued             21,566       40,000        17,147       34,926
 Weighted average number
  of shares acquired         (173,389)           -      (148,741)           -
 Dilutive stock options and
  warrants, based on the
  treasury stock method using
  average market prices        40,515       21,331        27,922       21,961
                          -----------  -----------   -----------  -----------
     Total                  2,208,440    2,337,249     2,216,076    2,332,805
                          ===========  ===========   ===========  ===========

Fully Diluted:
 Common shares outstanding,
  beginning of period       2,319,748    2,275,918     2,319,748    2,275,918
 Weighted average number
  of shares issued             21,566       40,000        17,147       34,926
 Weighted average number
  of shares acquired         (173,389)           -      (148,741)           -
 Dilutive stock options and
  warrants, based on the
  treasury stock method
  using the market price at
  the end of the period if
  higher than the average
  market price                 46,000       21,331        58,312       21,730
                          -----------  -----------   -----------  -----------
     Total                  2,213,925    2,337,249     2,246,466    2,332,574
                          ===========  ===========   ===========  ===========

Primary and fully diluted earnings:
 Earnings from
  continuing operations   $   190,219  $   185,551   $   666,581  $   435,101
 Loss from
  discontinued operations           -      (25,970)            -     (119,384)
                          -----------  -----------   -----------  -----------
     Net earnings         $   190,219  $   159,581   $   666,581  $   315,717
                          ===========  ===========   ===========  ===========

Primary earnings per common and common equivalent share:
 Earnings from
  continuing operations   $      0.09  $      0.08   $      0.30  $      0.19
 Loss from
  discontinued operations           -        (0.01)            -        (0.05)
                          -----------  -----------   -----------  -----------
     Net earnings         $      0.09  $      0.07   $      0.30  $      0.14
                          ===========  ===========   ===========  ===========

Fully diluted earnings per common and common equivalent share:
 Earnings from
  continuing operations   $      0.09  $      0.08   $      0.30  $      0.19
 Loss from
  discontinued operations           -        (0.01)            -        (0.05)
                          -----------  -----------   -----------  -----------
     Net earnings         $      0.09  $      0.07   $      0.30  $      0.14
                          ===========  ===========   ===========  ===========